                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  -------------


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                     the Securities and Exchange Act of 1934

        Date of Report: (Date of earliest event reported): March 21, 2002



                         TEXAS BIOTECHNOLOGY CORPORATION

             (Exact name of registrant as specified in its charter)


        DELAWARE                                1-12574                              13-3532643
(State of Incorporation)                (Commission File Number)         (IRS Employer Identification No.)
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

                             7000 FANNIN, 20TH FLOOR
                               HOUSTON, TEXAS 77030
              (Address of Registrant's principal executive offices)


                                 (713) 796-8822
              (Registrant's telephone number, including area code)




                                (NOT APPLICABLE)
          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS

THE FOLLOWING STATEMENT WAS RELEASED TO THE PRESS ON MARCH 21, 2002 REGARDING BRUCE D. GIVEN, M.D. NAMED AS PRESIDENT AND CEO AND DAVID MCWILLIAMS RETIREMENT.

           TEXAS BIOTECHNOLOGY CORPORATION NAMES BRUCE D. GIVEN, M.D.,
            PRESIDENT AND CEO; REPLACES RETIRING DAVID B. MCWILLIAMS

         HOUSTON, TEXAS: MARCH 21, 2002 TEXAS BIOTECHNOLOGY CORPORATION (NASDAQ:
TXBI) announced today the election of Bruce D. Given, M. D., as President, Chief Executive Officer and a member of the Board of Directors effective March 25, 2002. Dr. Given joins Texas Biotechnology from Johnson & Johnson where he was President, International of Ortho-Clinical Diagnostics. Recent positions at J&J included Group V.P. and Head, Worldwide Clinical and Regulatory Affairs at Biosense Webster and Group V.P. and Head U.S. Marketing, Sales and R&D at Janssen Pharmaceutica. Dr. Given joined J&J in 1993. Previously he had been with Sandoz Pharma, LTD and Schering-Plough Corporation. Dr. Given is an honors graduate of the University of Chicago Pritzker School of Medicine, and was a Clinical Fellow at the Harvard Medical School.

         John M. Pietruski, Chairman of the Board said, "We are very fortunate to have attracted a person of Bruce's extensive experience in Marketing, Sales, R&D and Clinical Development. We are confident Texas Biotechnology and its shareholders will benefit from his strong leadership." Dr. Given commented that he "was delighted to join the talented team at TBC and is looking forward to the opportunity to help build an increasingly successful business leading to enhanced shareholder value."

         At the same time, Texas Biotechnology announced that David B. McWilliams will retire. Mr. McWilliams has served as President, CEO and a director since joining the company in 1992. Mr. McWilliams stated "It has been a gratifying experience to participate with a group of dedicated people in developing a very fine company." Mr. Pietruski said "We very much appreciate David's contribution to the growth of the company from an embryonic R&D company to it's current level of development. We wish him well in his retirement."

         Texas Biotechnology, a biopharmaceutical company focused on the discovery, development and commercialization of novel drugs, is recognized for its expertise in small molecule drug development and vascular biology. Argatroban, its first FDA-approved product, is being marketed by GlaxoSmithKline for heparin-induced thrombocytopenia. Additional studies are seeking to broaden this initial indication for Argatroban in ischemic stroke, angioplasty and hemodialysis. Texas Biotechnology has several other products in clinical development for pulmonary arterial hypertension, essential hypertension, congestive heart failure and asthma. To learn more about Texas Biotechnology please go to our website www.tbc.com.

         This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are timing and cost of our clinical trials, attainment of research and clinical goals and milestones of product candidates, attainment of required governmental approval, sales levels of our products and availability of financing and revenues sufficient to fund development of product candidates and operations. In particular, careful consideration should be given to cautionary statements made in the various reports Texas Biotechnology has filed with the Securities and Exchange Commission. The Company undertakes no duty to update or revise these forward-looking statements.

                                             [SIGNATURE PAGE FOLLOWS]

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date March 21, 2002                   TEXAS BIOTECHNOLOGY CORPORATION


                                      /s/ STEPHEN L. MUELLER
                                      ------------------------------------------
                                      Stephen L. Mueller
                                      Vice-President, Finance and Administration
                                      Secretary and Treasurer